UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 15, 2019

Seelos Therapeutics, Inc.
(Exact name of registrant as specified in its charter)

Nevada	0-22245	87-0449967
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

300 Park Avenue, 12th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (646) 998-6475

 (Former name or former address, if changed, since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

On February 15, 2019, Seelos Therapeutics, Inc. (the "Company") entered into an Asset Purchase Agreement (the "Asset Purchase Agreement") with Bioblast Pharma Ltd. ("Bioblast"). Pursuant to the Asset Purchase Agreement, the Company acquired all of the assets of Bioblast relating to a therapeutic platform known as Trehalose (the "Asset Purchase"). At the closing of the Asset Purchase (the "Closing"), the Company paid to Bioblast $1.5 million in cash, and the Company agreed to pay to Bioblast an additional $2.0 million in cash by the one-year anniversary of the Closing.

Under the terms of the Asset Purchase Agreement, the Company agreed to pay additional consideration to Bioblast upon the achievement of certain milestones in the future, as follows: (1) within 15 days following the completion of the Company's or its affiliate's first Phase 2(b) clinical trial of Trehalose satisfying certain criteria, the Company will pay to Bioblast $8.5 million in cash; and (2) within 15 days following the approval for commercialization by the United States Food and Drug Administration or the Health Products and Food Branch of Health Canada of the first New Drug Application or New Drug Submission, respectively, of Trehalose filed by the Company or its affiliates, the Company will pay to Bioblast $8.5 million in cash. In addition, the Company agreed to pay Bioblast a cash royalty equal to 1% of the net sales of Trehalose.

The foregoing summary of the Asset Purchase Agreement is qualified in its entirety by reference to full text of the Asset Purchase Agreement filed herewith as Exhibit 10.1.

The representations, warranties and covenants contained in the Asset Purchase Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to the Asset Purchase Agreement, and may be subject to limitations agreed upon by the contracting parties. Accordingly, the Asset Purchase Agreement is incorporated herein by reference only to provide investors with information regarding the terms of the Asset Purchase Agreement, and not to provide investors with any other factual information regarding the Company or its business, and should be read in conjunction with the disclosures in the Company's periodic reports and other filings with the Securities and Exchange Commission.

Item 8.01    Other Events.

On February 19, 2019, the Company issued a press release announcing the completion of the Asset Purchase. A copy of the press release is filed herewith as Exhibit 99.1

Item 9.01    Financial Statements and Exhibits.

(d) Exhibits
Exhibit No.	Description
2.1+	Asset Purchase Agreement, dated February 15, 2019, by and between Seelos Therapeutics, Inc. and Bioblast Pharma Ltd.
99.1	Press Release, dated February 19, 2019.

+ Certain exhibits to the Asset Purchase Agreement have been omitted pursuant to Item 601(b) of Regulation S-K. A copy of the omitted exhibits will be furnished to the U.S. Securities and Exchange Commission supplementally upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Seelos Therapeutics, Inc.

Date: February 19, 2019	By:	/s/ Raj Mehra, Ph.D.
Name: Raj Mehra, Ph.D.
Title: Chief Executive Officer, President and Interim Chief Financial Officer